Calculation of Filing Fee Tables
S-3
FEDEX CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.10 per share, of FedEx Corporation	457(r)				0.0001381
Fees to be Paid	2	Debt	Debt Securities of FedEx Corporation	457(r)				0.0001381
Fees to be Paid	3	Other	Guarantees by subsidiary guarantors of Debt Securities issued by FedEx Corporation	Other				0.0001381	$ 0.00
Fees to be Paid	4	Debt	Pass-Through Certificates of Federal Express Corporation	457(r)				0.0001381
Fees to be Paid	5	Other	Guarantees of FedEx Corporation	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2.A.iii.c An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issued upon redemption, exercise, conversion, exchange or settlement of any securities registered hereunder, including under any applicable antidilution provisions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrants are deferring payment of all registration fees. In connection with the securities offered hereby, the Registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	See Offering Note 1.

[3]	See Offering Note 1. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is required with respect to the guarantees.

[4]	See Offering Note 1.

[5]	See Offering Note 3.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date